Ex 99.1

SILVERLEAF RESORTS, INC. TO HOST THIRD QUARTER AND YEAR TO DATE 2006
CONFERENCE CALL AND WEBCAST ON NOVEMBER 3RD

DALLAS, TEXAS. (October 26, 2006) --- Silverleaf Resorts, Inc. (AMEX: SVL) today announced that it plans to release its financial results for the three- and nine-month periods ended September 30, 2006 on Thursday, November 2, 2006, after the market closes. In addition, the Company plans to host a conference call and Webcast to review these results at 8:00 a.m. Eastern Time on Friday, November 3, 2006.

To access the conference call, please dial (800) 374-0113 in the U.S. or (706) 758-9607 internationally. To listen to the simultaneous Webcast, please visit the “investor relations” section of the Company’s Web site (www.silverleafresorts.com).

For those unable to access the live conference, there will be an audio replay available from November 3, 2006, approximately two hours after the live call ends through November 10, 2006. To listen to the audio replay, please dial (800) 642-1687 in the U.S. or (706) 645-9291 internationally and use the following replay pin code: 9517051. A replay of the live conference will also be available in the “investor relations” section of the Company’s Web site (www.silverleafresorts.com) approximately two hours after the live call ends through December 2, 2006.

About Silverleaf Resorts

Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and operates timeshare resorts with a wide array of country club-like amenities, such as golf, clubhouses, swimming, tennis, boating, and many organized activities for children and adults. For additional information, please visit www.silverleafresorts.com.

This release contains certain forward-looking statements that involve risks and uncertainties and actual results may differ materially from those anticipated. The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors. These risks and others are more fully discussed under the heading “Risk Factors” in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s 2005 Annual Report on Form 10-K (pages 22 through 30 thereof) filed on March 17, 2006.

Contact:
Silverleaf Resorts, Inc., Dallas
Thomas J. Morris, 214-631-1166 x2218

or
Investor Relations
Erica Pettit, 212-850-5614

or
Media
Jessy Adams, 212-850-5684

For more information or to visit our website, click here:
http://www.b2i.us/irpass.asp?BzID=1358&Nav=0&S=0&L=1